As filed with the Securities and Exchange Commission on October 31, 2023

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-2783806
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

399 Thornall Street, First Floor

Edison, NJ 08837

(732) 902-4000
(Address and telephone number of registrant’s principal executive offices)

Robert Foster

Chief Executive Officer
Hepion Pharmaceuticals, Inc.

399 Thornall Street, First Floor

Edison, NJ 08837

(732) 902-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq.
Sean F. Reid, Esq.
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112
Tel: (212) 653-8700
Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED October 31, 2023

Hepion Pharmaceuticals, Inc.

Up to 1,960,786 shares of Common Stock

Pursuant to this prospectus, the selling stockholder identified herein (the “Selling Stockholder”) is offering on a resale basis an aggregate of up to 1,960,786 shares of common stock of Hepion Pharmaceuticals, Inc. (the “Company,” “we,” “us” or our”), par value $0.0001 per share (the “Common Stock”), consisting of (a) up to an aggregate of 980,393 shares of Common Stock that are issuable upon exercise of warrants exercisable for one share of our common stock at an exercise price of $4.85 per share for a term of five years from the date of issuance (the “Series A Warrants”), and (b) up to an aggregate of 980,393 shares of Common Stock that are issuable upon exercise of warrants exercisable for one share of our common stock at an exercise price of $4.85 per share for a term of eighteen months from the date of issuance (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”), in each cases of (a) and (b) purchased pursuant to a securities purchase agreement by and between us and the Selling Stockholder, dated, September 28, 2023 (the “Purchase Agreement”).

We will not receive any of the proceeds from the sale by the Selling Stockholder of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the 1,960,786 shares of Common Stock offered hereby, would result in gross proceeds to us of approximately $9.5 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholder may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 7. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission (the “SEC”).

Our common stock is listed on The Nasdaq Capital Market under the symbol “HEPA”. On October 27, 2023, the closing price as reported on The Nasdaq Capital Market was $4.70 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2023

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of up to an aggregate of 1,960,786 shares of Common Stock. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholder, although we may receive cash from the exercise of the Warrants.

You should rely only on the information provided in this prospectus, including any information incorporated by reference. We have not authorized anyone to provide you with any other information and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholder is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus, including any information incorporated by reference, in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “targets,” and similar expressions. Such forward-looking statements may be contained in the sections “Risk Factors,” and “Business,” among other places in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors.”

The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.

We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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PROSPECTUS SUMMARY

The following summary highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Hepion” or the “Company” in this prospectus mean Hepion Pharmaceuticals, Inc.

Business Overview

We are a biopharmaceutical company headquartered in Edison, New Jersey, focused on the development of drug therapy for treatment of chronic liver diseases. This therapeutic approach targets fibrosis, inflammation, and shows potential for the treatment of hepatocellular carcinoma (“HCC”) associated with non-alcoholic steatohepatitis (“NASH”), viral hepatitis, and other liver diseases. Our cyclophilin inhibitor, rencofilstat (formerly CRV431), is being developed to offer benefits to address multiple complex pathologies related to the progression of liver disease.

We are developing rencofilstat as our lead molecule. Rencofilstat is a compound that binds and inhibits the function of a specific class of isomerase enzymes called cyclophilins that regulate protein folding, in addition to other activities. Many closely related isoforms of cyclophilins exist in humans. Cyclophilins A, B, and D are the best characterized cyclophilin isoforms. Inhibition of cyclophilins has been shown in scientific literature to have therapeutic effects in a variety of experimental models, including liver disease models.

We have completed a number of Phase 1 and Phase 2 clinical trials. In May 2023, we announced that our Phase 2a study ("ALTITUDE-NASH") met its primary endpoint by demonstrating improved liver function and was well tolerated after four months of treatment with once daily oral rencofilstat administered to NASH subjects with stage 3 or greater fibrosis. All additional secondary efficacy and safety endpoints were also met. These observations provide further evidence that builds on previous findings from a shorter 28-day Phase 2a ("AMBITION") trial. Taken together, the AMBITION and ALTITUDE-NASH trials reinforce rencofilstat’s direct antifibrotic mode of action and increase our confidence level that we anticipate observing fibrosis reductions in our ongoing 12-month Phase 2b ("ASCEND-NASH") clinical trial.

In June 2023, we announced that the Data and Safety Monitoring Board ("DSMB") met to review the current data for the ASCEND-NASH 2b study and has issued a “study may proceed without modification” clearance. This, the first planned DSMB meeting, occurred on schedule, and all labs, electrocardiogram's, adverse events, and protocol deviations were reviewed, focusing on any potential safety signals from the placebo-controlled trial.

NASH is the form of liver disease that is triggered by what has come to be known as the “Western diet”, characterized especially by high-fat, high-sugar, and processed foods. Among the effects of a prolonged Western diet is fat accumulation in liver cells (steatosis) which is described as NAFLD and can predispose cells to injury. NAFLD may evolve into NASH when the fatty liver begins to progress through stages of cell injury, inflammation, fibrosis, and carcinogenesis. People who develop NASH typically have additional predisposing conditions such as diabetes and hypertension, but the exact biochemical events that trigger and maintain the progression are not well known. Many people in the early stages of disease do not have significant clinical symptoms and therefore are unaware that they have it. Once NASH is diagnosed, it is a major health concern as the liver often becomes fibrotic and puts individuals at increased risk of developing cirrhosis and other complications. Individuals with advanced liver fibrosis have a significantly higher risk of developing liver cancer, although cancer may also arise in some patients before significant hepatitis or fibrosis. NASH is increasing worldwide at an alarming rate due to the spread of the Western diet, obesity, and other related conditions. Approximately 4-5% of the global population is estimated to have NASH, including the USA, and NASH is quickly becoming the most common reason for individuals requiring a liver transplant in the USA. Considering the serious outcomes linked to advancing NASH, the economic and social burden of the disease is enormous. There are no simple blood tests to diagnose or track the progression of NASH, and currently there are no drugs that are specifically approved to treat the disease.

HCC is a major type of liver cancer, accounting for approximately 85% – 90% of all cases. NASH, hepatitis viral infections, and alcohol consumption are all major causes of HCC. Globally, over 700,000 people die each year from liver cancer which is second only to lung cancer among all cancer-related deaths. The high mortality is due to the fact that only around half of all people who develop HCC (in developed countries) receive the diagnosis early enough to have an opportunity for therapeutic intervention. Additionally, recurrence rates are high, and current treatment options remain limited.

HCC is a type of cancer in which the tissue microenvironment plays a major role in its development. In most cases HCC is preceded by significant, long-term damage to liver cells, inflammation, and fibrosis. One-third of people with cirrhosis, a very advanced stage of liver disease, will eventually progress to HCC. The chronic injury to the liver leads to many genetic mutations that eventually lead to transformation of cells and formation of tumors. The noxious tissue microenvironment also promotes cancer by altering the function of immune cells and endothelial cells which form tumor-supporting blood vessels. These various events underscore the importance of halting liver injury and scarring as early and effectively as possible to prevent cancer development.

Artificial Intelligence (AI)

We have a proprietary AI tool called, “AI-POWR™ to optimize the outcomes of our current clinical programs and to potentially identify novel indications for Rencofilstat and possibly identify new targets and new drug molecules to broaden our pipeline.

AI-POWR™ is our acronym for Artificial Intelligence - Precision Medicine; Omics that include genomics, proteomics, metabolomics, transcriptomics, and lipidomics; World database access; and Response and clinical outcomes. AI-POWR™ allows for the selection of novel drug targets, biomarkers, and appropriate patient populations. AI-POWR™ is used to identify responders from big data sources using our multi-omics approach, while modelling inputs and scenarios to increase response rates. The components of AI-POWR™ include access to publicly available databases processed via machine learning algorithms. We believe AI outputs will allow for improved response outcomes through enhanced patient selection, biomarker selection and drug target selection. We believe AI outputs will help identify responders a priori and reduce the need for large sample sizes through study design enrichment.

We intend to use AI-POWR™ to help identify which NASH patients will best respond to Rencofilstat. It is anticipated that applying this proprietary platform to our drug development program will ultimately save time, resources, and money. In so doing, we believe that AI-POWR™ is a risk-mitigation strategy that should reap benefits all the way through from clinical trials to commercialization. The AI-POWR™ platform is continually updated with in-house and published data to further refine the accuracy of the neural network.

We believe that NASH is a heterogenous disease, and we need to have a better understanding of interactions among proteins, genes, lipids, metabolites, and other disease variables to help predict disease progression, regression, and responses to Rencofilstat. All of this is further complicated by variable drug concentrations, patient traits and temporal factors. AI-POWR™ is designed to address many of the typical challenges in drug development, as we believe we can use our proprietary platform to shorten development timelines and increase the delta between placebo and treatment groups. AI-POWR™ will be used to drive our Phase 2b Ascend-NASH program and identify additional potential indications for Rencofilstat to expand our footprint in the cyclophilin inhibition therapeutic space.

Recent Developments

September 2023 Registered Direct Offering

On September 28, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, pursuant to which we agreed to issue and sell to such investor, in a registered direct offering (i) 400,000 shares (the “Shares”) of our common stock at a purchase price of $5.10 per Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 580,393 shares of our common stock at an exercise price of $0.0001 per share at an offering price of $5.099 per share. The Shares and Pre-Funded Warrants (and the shares of common stock underlying the Pre-Funded Warrants) were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-254996), which was filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2021 and declared effective by the SEC on November 24, 2021.

Concurrently with the sale of the Shares and Pre-Funded Warrants, pursuant to the Purchase Agreement in a concurrent private placement, for each Share or Pre-Funded Warrant purchased by the investor, such investor received from the Company (i) an unregistered warrant (the “Series A Warrant”) to purchase one share of Common Stock, and (ii) an unregistered warrant (the “Series B Warrant”) to purchase one share of Common Stock. Each Series A Warrant will be exercisable for one share of our common stock at an exercise price of $4.85 per share, will be exercisable immediately upon issuance, and will have a term of five years from the date of issuance. Each Series B Warrant will be exercisable for one share of our common stock at an exercise price of $4.85 per share, will be exercisable immediately upon issuance, and will have a term of 18 months from the date of issuance.

The Warrants and the shares issuable upon exercise of the Warrants were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The closing of the sales of these securities under the Purchase Agreement took place on October 3, 2023.

The gross proceeds from the offering were approximately $5.0 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

Corporate History and Information

We were incorporated in Delaware on May 15, 2013 for the purpose of holding certain FV-100 assets of Synergy Pharmaceuticals Inc. (“Synergy”). We were a majority-owned subsidiary of Synergy until February 18, 2014, the date Synergy completed the spinout of our shares of common stock. Our principal executive offices are located at 399 Thornall Street, First Floor, Edison, New Jersey 08837. Our telephone number is (732) 902-4000 and our website address is www.hepionpharma.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this registration statement or the accompanying prospectus.

THE OFFERING

Common Stock to be offered by the Selling Stockholders	Up to 1,960,786 shares of Common Stock

Common Stock outstanding prior to this offering	4,238,289 shares of Common Stock

Common Stock to be outstanding after this offering	6,990,447 shares of Common Stock, assuming the exercise of all of the Warrants

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder, except for the Warrant exercise price paid for the Common Stock offered hereby and issuable upon the exercise of the Warrants. See “Use of Proceeds” on page 5 of this prospectus.

Risk factors	See “Risk Factors” beginning on page 5 of this prospectus, as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

Nasdaq Capital Markets symbol	Our common stock is listed on The Nasdaq Capital Markets under the symbol “HEPA”. There is no established trading market for the warrants or the pre-funded warrants, and we do not expect a trading market to develop. We do not intend to list the warrants or the pre-funded warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the warrants and pre-funded warrants will be extremely limited.

The number of shares of our common stock to be outstanding after this offering as shown above is based on 4,238,289 shares outstanding as of October 27, 2023 and excludes as of that date:

●	425,032 shares of our common stock issuable upon exercise of outstanding options at a weighted average price of $47.51 per share;

●	2,752,158 shares of our common stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $11.36 per share;

●	159 shares of our common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock;

●	829 shares of our common stock issuable upon conversion of outstanding shares of Series C Convertible Preferred Stock; and

●	500,000 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains a discussion of the risks applicable to an investment in our securities. Prior to deciding about investing in our securities, you should carefully consider the specific factors discussed within this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could cause our stock price to fall.

We may issue and sell additional shares of commons stock in the public markets, including during this offering. As a result, a substantial number of our shares of common stock may be sold in the public market. Sales of a substantial number of our shares of common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of common stock or other securities, including, but not limited to preferred stock, options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Stockholder of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the 1,960,786 shares of Common Stock offered hereby, would result in gross proceeds to us of approximately $9.5 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

DIVIDEND POLICY

We have never paid cash dividends on our Common Stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends on our Common Stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

DETERMINATION OF THE OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock or by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDER

The Common Stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder, upon exercise of the Warrants. For additional information regarding the issuances of those shares of Common Stock and Warrants, see “Prospectus Summary—Recent Developments—September 2023 Registered Direct Offering” above. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the Warrants and as noted below, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of Common Stock and Warrants, as of October 24, 2023, assuming exercise of the Warrants held by the Selling Stockholder on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder.

This prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants, the Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold in this Offering	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares Beneficially Owned after Offering
Armistice Capital, LLC(2)	2,884,786	1,960,786	924,000	9.99%

(1)	The ability to exercise the Warrants and Pre-Funded Warrants, as applicable, held by the Selling Stockholder is subject to a beneficial ownership limitation that, at the time of initial issuance of the Warrants and Pre-Funded Warrants, as applicable, was capped at either 4.99% or 9.99% beneficial ownership of the Company’s issued and outstanding Common Stock (post-exercise). These beneficial ownership limitations may be adjusted up or down, subject to providing advanced notice to the Company. Beneficial ownership as reflected in the selling stockholder table reflects the total number of shares potentially issuable underlying the Warrants and Pre-Funded Warrants, as applicable, and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table.

(2)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

Plan of Distribution

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

Our authorized capital stock consists of 120,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”) in one or more series. As of September 30, 2023, we had outstanding 3,838,289 shares of our Common Stock, 85,581 shares of our Series A Convertible Preferred Stock and 1,800 shares of our Series C Convertible Preferred Stock.

Transfer Agent and Registrar. The transfer agent for our Common Stock is Pacific Stock Transfer Company.

Listing. Our Common Stock is traded on the Nasdaq Capital Market under the symbol “HEPA.”

Common Stock

Holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “HEPA.”

LEGAL MATTERS

Sheppard, Mullin, Richter & Hampton LLP, New York, New York, will pass upon the validity of the shares of our common stock offered hereby.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the company's ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website, www.astrotechcorp.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

1.            The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 10, 2023;

2.            The Company Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 12, 2023;

3.            The Company Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 14, 2023;

3.            The Company’s Definitive Proxy Statement filed with the SEC on April 28, 2023;

4.            The Company’s Current Reports on Form 8-K filed with the SEC on May 10, 2023; May 22, 2023 (only with respect to Item 8.01), June 22, 2023, July 21, 2023, September 6, 2023 and October 3, 2023; and

5.            The description of the Company’s common stock contained in the registration statement on Form 8-A filed with the SEC on February 24, 2015 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Hepion Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, New Jersey, 08837, (732) 902-4000. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

You also may access these filings on our website at http://www.hepionpharma.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

Up to 1,960,786 Shares of Common Stock

PROSPECTUS

, 2023

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares in this offering) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee and FINRA fee, are estimates.

SEC expenses	$1,285
Legal fees and expenses	25,000
Accounting fees and expenses	48,500
Miscellaneous expenses	3,715
Total offering expenses	$78,500

Item 14. Indemnification of Directors and Officers

Section 102 of Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of Hepion Pharmaceuticals shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation as amended and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, the Registrant has issued the following securities that were not registered under the Securities Act.

On September 28, 2023, we entered into a securities purchase agreement (the “September 2023 Purchase Agreement”) with an institutional investor, pursuant to which we agreed to issue and sell to such investor, in a registered direct offering (i) 400,000 shares (the “Shares”) of our common stock at a purchase price of $5.10 per Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 580,393 shares of our common stock at an exercise price of $0.0001 per share at an offering price of $5.099 per share. The Shares and Pre-Funded Warrants (and the shares of common stock underlying the Pre-Funded Warrants) were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-254996), which was filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2021 and declared effective by the SEC on November 24, 2021.

Concurrently with the sale of the Shares and Pre-Funded Warrants, pursuant to the September 2023 Purchase Agreement in a concurrent private placement, for each Share or Pre-Funded Warrant purchased by the investor, such investor received from the Company (i) an unregistered warrant (the “Series A Warrant”) to purchase one share of Common Stock, and (ii) an unregistered warrant (the “Series B Warrant”) to purchase one share of Common Stock. Each Series A Warrant will be exercisable for one share of our common stock at an exercise price of $4.85 per share, will be exercisable immediately upon issuance, and will have a term of five years from the date of issuance. Each Series B Warrant will be exercisable for one share of our common stock at an exercise price of $4.85 per share, will be exercisable immediately upon issuance, and will have a term of 18 months from the date of issuance.

The Warrants and the shares issuable upon exercise of the Warrants were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

On November 4, 2022, we entered into a Securities Purchase Agreement (the “November 2022 Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which we agreed to issue and sell, in a private placement (the “Offering”), 1,900,000 shares of our Series F Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), and 100,000 shares of our Series G Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series G Preferred Stock,” and together with the Series F Preferred Stock, the “Preferred Stock”), at an offering price of $9.50 per share, representing a 5% original issue discount (“OID”) to the stated value of $10.00 per share, for gross proceeds of $20 million in the aggregate for the Offering, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock were convertible, at a conversion price of $1.00 per share (subject in certain circumstances to adjustments), into shares of our common stock, at the option of the holders and, in certain circumstances, by the Company. The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Offering closed on November 8, 2022. The Preferred Stock and the shares of common stock underlying the Preferred Stock have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.

In connection with our February 2021 public offering, we issued warrants to the underwriters warrants (the “Representative’s Warrants”) to purchase an aggregate of 1,105,000 shares of common stock. The Representative’s Warrants are exercisable at a per share price of $2.50 (equal to 125% of the Offering price of the Company’s common stock). The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Exhibit Description
3.1(a)	Certificate of Incorporation of Hepion Pharmaceuticals, Inc. (filed as Exhibit 3.1 to the Company’s registration statement on Form 10-12G which was filed with the Securities and Exchange Commission on August 8, 2013 and incorporated herein by reference).
3.1(b)	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of Hepion Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on October 14, 2014 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2014 and incorporated herein by reference).
3.1(c)	Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of Hepion Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on December 18, 2014 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2014 and incorporated herein by reference).
3.1(d)	Certificate of Amendment of Certificate of Incorporation of Hepion Pharmaceuticals, Inc. dated May 25, 2018 (filed as Exhibit 3.1 to the Company’s Form 8-K which was filed with the Securities and Exchange Commission on May 29, 2018 and incorporated herein by reference).
3.1(e)	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Form 8-K which was filed with the Securities and Exchange Commission on July 5, 2018 and incorporated herein by reference).
3.1(f)	Certificate of Designation of Preference, Rights and Limitations of Series D Convertible Preferred Stock filed with the Secretary of the State of Delaware on April 26, 2019 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 8, 2019).
3.1(g)	Certificate of Designation of Preference, Rights and Limitations of Series E Convertible Preferred Stock, filed with the Secretary of the State of Delaware on June 18, 2019 (incorporated by reference to Exhibit 3.1 to Form 8-K filed June 20, 2019)
3.1(h)	Certificate of Amendment to the Certificate of Incorporation, dated May 28, 2019 (incorporated by reference to Exhibit 3.1 to Form 8-K filed May 31, 2019)
3.1(i)	Certificate of Amendment to the Certificate of Incorporation, dated July 18, 2019 (incorporated by reference to Exhibit 3.1 to Form 8-K filed July 23, 2019)
3.1(j)	Certificate of Designation of Series F Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to Form 8-K filed November 4, 2022)
3.1(k)	Certificate of Designation of Series G Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 3.2 to Form 8-K filed November 4, 2022)
3.1(l)	Certificate of Amendment to Certificate of Designation of Series F Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 to Form 8-K filed November 4, 2022)
3.1(m)	Certificate of Amendment to Certificate of Designation of Series F Convertible Redeemable Preferred Stock (incorporated by reference to Exhibit 3.4 to Form 8-K filed November 4, 2022)
3.1(n)	Certificate of Amendment to Certificate of Incorporation of Hepion Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed May 10, 2023)
3.2(a)	By-Laws of Hepion Pharmaceuticals, Inc. (filed as Exhibit 3.2 to the Company’s registration statement on Form 10-12G which was filed with the Securities and Exchange Commission on August 8, 2013 and incorporated herein by reference).
3.2(b)	Amendment to the By-Laws of Hepion Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed August 23, 2021)
4.1	Warrant Agency Agreement, dated as of July 2, 2018, by and between the Company and Philadelphia Stock Transfer, Inc. (filed as Exhibit 4.1 to the Company’s Form 8-K which was filed with the Securities and Exchange Commission on July 5, 2018 and incorporated herein by reference).

4.2	Form of Warrant issued in April Offering (incorporated by reference to Exhibit 4.1 to Form S-1 filed on April 18, 2019).
4.3	Form of Warrant issued in June Offering (incorporated by reference to Exhibit 4.1 to Form S-1 filed on June 5, 2019).
4.4	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (filed as Exhibit 4.6 to Form 10-K filed with the Securities and Exchange Commission on May 14, 2020 and incorporated herein by reference).
4.5	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to Form 8-K filed October 3, 2023).
4.6	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to Form 8-K filed October 3, 2023).
4.7	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to Form 8-K filed October 3, 2023).
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	2013 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Form S-8 filed with the Securities and Exchange Commission on May 4, 2015 and incorporated herein by reference).*
10.2	Executive Agreement, dated June 10, 2016, between Hepion Pharmaceuticals, Inc. and Dr. Robert Foster (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2016 and incorporated herein by reference.)*
10.3	Form of Securities Purchase Agreement dated March 13, 2019 by and among the Company and the Investor (filed as Exhibit 10.1 to the Company’s Form 8-K which was filed with the Securities and Exchange Commission on March 19, 2019 and incorporated herein by reference).
10.4	Form of Securities Purchase Agreement in April Offering (incorporated by reference to exhibit 10.11 to Form S-1 filed on April 18, 2019).
10.5	Form of Securities Purchase Agreement in June Offering (incorporated by reference to Exhibit 10.12 to Form S-1 filed June 5, 2019).
10.6	Controlled Equity Offering Sales Agreement dated July 21, 2023 by and between Hepion Pharmaceuticals, Inc., and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.1 to Form 8-K filed July 21, 2023)
10.7	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K filed October 3, 2023).
14.1	Code of Business Conduct and Ethics (filed as Exhibit 14.1 to the Company’s Transition Report on Form 10-KT filed with the Securities and Exchange Commission on March 26, 2018 and incorporated herein by reference)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K, filed April 10, 2023)
23.1	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page hereto)
107	Fee Filing Table

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section 10(a)(3) of the Securities Act.

ii.	Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Edison, State of New Jersey, on the 31st day of October, 2023.

Hepion Pharmaceuticals, Inc.

By:	/s/ Robert Foster
	Name:	Robert Foster
	Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Hepion Pharmaceuticals, Inc., hereby severally constitute and appoint Robert Foster, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Robert Foster	President, Chief Executive Officer and Director	October 31, 2023
Robert Foster	(Principal Executive Officer)

/s/ John Cavan	Chief Financial Officer	October 31, 2023
John Cavan	(Principal Financial and Accounting Officer)

/s/ Gary S. Jacob	Director and Chairman of the Board	October 31, 2023
Gary S. Jacob

/s/ Timothy Block	Director	October 31, 2023
Timothy Block

/s/ John Brancaccio	Director	October 31, 2023
John Brancaccio

/s/ Petrus Wijngaard	Director	October 31, 2023
Petrus Wijngaard

/s/ Anand Reddi	Director	October 31, 2023
Anand Reddi

/s/ Kaouthar Lbiati	Director	October 31, 2023
Kaouthar Lbiati